Exhibit 10.44
DIRECTOR DEFERRED RESTRICTED STOCK UNIT AWARD AGREEMENT
ELDORADO RESORTS, INC.
2015 Equity Incentive Plan
This DIRECTOR DEFERRED RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), is made as of the [ _____ ] between Caesars Entertainment, Inc., a Nevada corporation (the “Company”), and [ _____ ] (the “Participant”), and is made pursuant to the terms of the Company’s 2015 Equity Incentive Plan (the “Plan”). Capitalized terms used herein but not defined shall have the meanings set forth in the Plan.
Section 1.Restricted Stock Units. The Company hereby issues to the Participant, as of the Date of Grant, [ _____ ] restricted stock units (the “RSUs”), subject to such vesting, transfer and other restrictions and conditions as set forth in this Agreement (the “Award”). Each RSU represents the right to receive one Share, or the value equal to the Fair Market Value of one Share, as applicable, subject to the terms and conditions set forth in this Agreement and the Plan. For purposes of this Agreement, the “Grant Date” shall be [ _____ ].
Section 2.Vesting Requirements.
(a)Generally. The RSUs shall be fully vested as of the Grant Date.
(b)Termination of Service for Cause. Upon the occurrence of a termination of the Participant’s service with the Company and its Affiliates (“Service”) for Cause, all RSUs, whether vested or unvested, shall immediately be forfeited and cancelled, and the Participant shall not be entitled to any compensation or other amount with respect thereto.
Section 3.Settlement. As soon as reasonably practicable following the earliest to occur of: (i) the date of the Participant’s termination of Service for any reason other than for Cause that also constitutes a “separation from service” (within the meaning of Section 409A of the Code); or (ii) the occurrence of a Change in Control, as applicable (and in any event within 10 days following the earliest such applicable date), all vested RSUs shall be paid, unless otherwise determined by the Committee, by the Company delivering to the Participant a number of Shares equal to the number of vested RSUs.
Section 4.Restrictions on Transfer. No RSUs (nor any interest therein) may be sold, assigned, alienated, pledged, attached or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported sale, assignment, alienation, pledge, attachment, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute a sale, assignment, alienation, pledge, attachment, transfer or encumbrance. Notwithstanding the foregoing, at the discretion of the Committee, RSUs may be transferred by the Participant solely to the Participant’s spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including, but not limited to, trusts for such persons.
Section 5. Investment Representation. The Participant is acquiring the RSUs for investment purposes only and not with a view to, or in connection with, the public distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”). No Shares shall be acquired unless and until the Company and/or the Participant shall have complied with all applicable federal or state registration, listing and/or qualification requirements
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and all other requirements of law or of any regulatory agencies having jurisdiction, unless the Committee has received evidence satisfactory to it that the Participant may acquire such shares pursuant to an exemption from registration under the applicable securities laws. The Participant understands and agrees that none of the RSUs may be offered, sold, assigned, transferred, pledged, hypothecated or otherwise disposed of except in compliance with this Agreement and the Securities Act pursuant to an effective registration statement or applicable exemption from the registration requirements of the Securities Act and applicable state securities or “blue sky” laws. Notwithstanding anything herein to the contrary, the Company shall have no obligation to deliver any Shares hereunder or make any other distribution of benefits under hereunder unless such delivery or distribution would comply with all applicable laws (including, without limitation, the Securities Act), and the applicable requirements of any securities exchange or similar entity.
Section 6.Adjustments. The Award granted hereunder shall be subject to the adjustment as provided in Section 4(b) of the Plan.
Section 7.No Right of Continued Service. Nothing in the Plan or this Agreement shall confer upon the Participant any right to continued Service.
Section 8.No Rights as a Stockholder; Dividends. The Participant shall not have any privileges of a stockholder of the Company with respect to any RSUs, including without limitation any right to vote any Shares underlying such RSUs or to receive dividends or other distributions in respect thereof, unless and until Shares underlying the RSUs are delivered to the Participant in accordance with Section 3 hereof. Notwithstanding the foregoing, any dividends payable with respect to the RSUs underlying the Award during the Period from the Grant Date through the date the applicable RSUs are settled in accordance with Section 3 hereof will accumulate in cash and be payable to the Participant on a deferred basis, but only to the extent that the Award vests in accordance with Section 2 hereof. In no event shall the Participant be entitled to any payments relating to dividends paid after the earlier to occur of the settlement or forfeiture of the applicable RSUs underlying the Award and, for the avoidance of doubt, all accumulated dividends shall be forfeited immediately upon the forfeiture or cancellation of the Award or applicable portion thereof.
Section 9.Clawback. The Award will be subject to recoupment in accordance with any existing clawback policy or clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired Shares or other cash or property upon the occurrence of Cause.
Section 10.Amendment and Termination. Subject to the terms of the Plan, any amendment to this Agreement shall be in writing and signed by the parties hereto. Notwithstanding the immediately-preceding sentence, subject to the terms of the Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, this Agreement and/or the Award; provided that, subject to the terms of the Plan, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially impair the rights of the Participant or any holder or beneficiary of the Award shall not be effective without the written consent of the Participant, holder or beneficiary.
Section 11.Construction. The Award granted hereunder is granted by the Company pursuant to the Plan and is in all respects subject to the terms and conditions of the

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Plan. The Participant hereby acknowledges that a copy of the Plan has been delivered to the Participant and accepts the Award hereunder subject to all terms and provisions of the Plan, which are incorporated herein by reference. In the event of a conflict or ambiguity between any term or provision contained herein and a term or provision of the Plan, the Plan will govern and prevail. The construction of and decisions under the Plan and this Agreement are vested in the Committee, whose determinations shall be final, conclusive and binding upon the Participant.
Section 12.Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada, without giving effect to the choice of law principles thereof.
Section 13.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.
Section 14.Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.
Section 15.Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and thereof.
[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.
Caesars Entertainment, Inc.
By:
Name:
Title:
PARTICIPANT

Participant’s Signature

Date

Name:
Address:
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